SUB-ITEM 77Q3

AIM GLOBAL HEALTH CARE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 3

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                         19,898
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                          3,611
             Class C                                          1,604
             Class Y                                             29
             Investor Class                                  21,311

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $ 21.41
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $ 18.43
             Class C                                        $ 18.45
             Class Y                                        $ 21.41
             Investor Class                                 $ 21.41